EXHIBIT 99.1

UniPixel Appoints Bernard Marren and Carl Yankowski as Interim Co-President and Co-CEO, Succeeding Reed Killion

THE WOODLANDS, Texas — December 30, 2013 — The board of directors of UniPixel, Inc. (NASDAQ: UNXL) has unanimously appointed the company’s chairman, Bernard Marren, and company director, Carl Yankowski, as interim co-president and co-CEO, effective immediately. They succeed Reed Killion, who has resigned to pursue other interests. The company has begun the search process for replacement candidates, with Killion agreeing to assist with the transition. Killion also resigned from the company’s board of directors effective today. Following these changes the total number of board directors is six, all serving independently.

“I am honored to have served as UniPixel’s president and CEO over these many years, and especially to work with such a world-class group of extremely dedicated and talented employees in developing the innovative technologies that UniPixel is working on,” said Killion. “The opportunity to build a company like UniPixel around such innovative technology has been both challenging and deeply fulfilling.”

“I am also very proud of the way the company has progressed over the last year, and believe our Kodak manufacturing relationship combined with our innovative culture will be the commercialization catalyst that launches UniPixel forward into 2014,” continued Killion. “The company has been moving from the developmental and innovation stage to a manufacturing and commercial production stage, and this transition calls for change. The board and I believe a new CEO and president who has a strong history specific to manufacturing and operational excellence will greatly benefit the company during this transition and best lead through its next stage of growth.”

Marren, commented: “We want to thank Reed for his leadership and valuable contributions in achieving significant milestones in the development of our performance engineered film technology, particularly in establishing the key relationships with Kodak and the preferred price and capacity licenses with our Major PC and Ecosystem Partners for our InTouch Sensor™ Technology. As we begin the process for searching for a new president and CEO, we are confident that our outstanding leadership team will continue to drive growth and results.”

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with line widths down to ~ 6um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™, InTouch Sensors™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com